Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 2 to the Registration Statement (No. 333-192862) on Form S-1 of Malibu Boats, Inc. of our report dated December 13, 2013, relating to our audit of the consolidated financial statements of Malibu Boats Holdings, LLC, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey LLP

Indianapolis, Indiana

January 13, 2014